UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

Palm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 W. Maude Avenue, Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

(408) 617-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2007, Palm, Inc. (the “Company”) entered into a Preferred Stock Purchase Agreement and Agreement and Plan of Merger (the “Agreement”) with Elevation Partners, L.P., a Delaware limited partnership (“Elevation”), and Passport Merger Corporation, a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other things, (i) the Company will issue 325,000 shares of Series B Convertible Preferred Stock to Elevation and/or its related funds for an aggregate of $325 million, and (ii) Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation of the merger, and as a result of the Merger each holder of the Company’s common stock will receive $9.00 per share, without interest. In the Merger, each outstanding share of common stock will be exchanged for a new share of common stock (other than shares held by the Company’s stockholders who have properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law). Stockholders will not be required to take any action to effect the exchange contemplated by the Merger, as their old certificates will, after the Merger, continue to represent the new shares that they receive in the Merger.

Each share of Series B Convertible Preferred Stock (i) is generally entitled to receive cash dividends with the holders of common stock on an as-converted basis, (ii) is convertible into a number of shares of common stock equal to the quotient of $1,000 divided by the conversion price then in effect, which is initially $8.50, (iii) votes generally with the common stock on an as-converted basis on all matters other than those matters on which the Series B Convertible Preferred Stock is entitled to vote as a separate class by law and the election of directors, for which the Series B Preferred Stock will have the right as a separate class, to vote on and elect a number of directors equal to its ownership percentage of the Company multiplied by the number of authorized directors, rounded to the nearest whole number of directors provided that at least 50% of the issued shares of Series B Convertible Preferred Stock is outstanding, (iv) is senior to the common stock upon a liquidation of the Company, (v) is convertible into common stock at the option of the Company after three years from issuance if (A) the average closing price for the preceding 30 trading days, (B) the closing price for 20 of the preceding 30 trading days, and (C) the closing price for the preceding 15 trading days, equals or exceeds 180% of the conversion price then in effect, (vi) is otherwise convertible into common stock at the election of the holder at any time, (vii) is mandatorily redeemable by the Company on the seven-year anniversary of the original issuance date, and (viii) is redeemable at the option of the Company or holders of Series B Convertible Preferred Stock upon qualifying mergers, consolidations, acquisitions or other business combinations involving the Company for 101% of the regular liquidation preference of the preferred stock. The description of the rights, preferences and privileges of the Series B Convertible Preferred Stock is qualified in its entirety by reference to the certificate of designation for such preferred stock, the form of which will be included in the Company’s proxy statement for the special meeting of stockholders to approve the Agreement.

The Agreement contains customary representations, warranties and covenants by the parties. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company or make similar investments in the Company and to certain restrictions on its ability to respond to such proposals. The Agreement also includes termination provisions for the Company and Elevation and provides that (i) in connection with the termination of the Agreement under specified circumstances, the Company will be required to pay Elevation a termination fee of $11 million plus reimbursement of expenses of up to $4 million, and (ii) in connection with a termination by the Company or Elevation due to a change in the Company’s recommendation that does not involve an alternative transaction, a termination fee of $25 million plus reimbursement of expenses of up to $4 million.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference. The Agreement has been attached to provide investors with information regarding the transactions contemplated by the Agreement. It is not intended to provide any other factual information about the Company, Merger Sub or Elevation. In particular, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in disclosures provided by the Company to Elevation in connection with the signing of the Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating risk between the Company and Elevation, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts about the Company, Elevation or Merger Sub.

The Agreement contemplates that at the closing the Company and Elevation will enter into a stockholders’ agreement and a registration rights agreement. The stockholders’ agreement contains, among others, provisions with respect to director nominations, election, appointment and removal, transfers of Series B Convertible Preferred Stock and the common stock into which the Series B Convertible Preferred stock is convertible, and standstill provisions. The registration rights agreement provides Elevation and certain transferees certain registration rights with respect to the common stock issuable upon conversion of the Series B Convertible Preferred Stock generally beginning 18 months following the original issue date of the preferred stock. In addition, the Agreement contemplates that, subject to stockholder approval, the Company will amend its certificate of incorporation to provide that so long as Elevation and its affiliates beneficially own 15% or more of the common stock, any business combination transaction involving Elevation or its affiliates will require the approval of a majority of the common stock not held by Elevation or its affiliates.

The closing of the transactions contemplated by the Agreement, including the issuance of the Series B Convertible Preferred Stock, is subject to closing conditions, including, without limitation, obtaining stockholder approval and the termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act. There can be no assurance that the closing of the transactions contemplated by the Agreement will occur, or will occur in a timely manner.

In connection with the Agreement and in order to pay the $9.00 per share cash distribution to the holders of common stock contemplated by the Merger, the Company has obtained a commitment for a $440 million credit facility consisting of a $400 million senior secured term loan and a $40 million revolving credit facility. The revolving credit facility is not expected to be drawn at closing. J.P. Morgan Securities Inc. and Morgan Stanley Senior Funding, Inc. will be joint bookrunners and joint-lead arrangers for the credit facility.

The Company issued a press release on June 4, 2007 announcing the execution of the Agreement. A copy of the press release is included in the Company’s filing on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on June 4, 2007 and is incorporated in this report by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 herein is incorporated by reference into this Item 3.02. The Company is relying on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 or Rule 506 promulgated thereunder based on (i) representations to the Company made by Elevation that it is an accredited investor and (ii) the fact that Elevation was the only person offered shares of its Series B Convertible Preferred Stock. The Company is relying on the exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933 for the issuance of the shares of common stock contemplated in the Merger in exchange for the outstanding shares of common stock based on the fact that no commission or remuneration is being paid or given directly or indirectly for soliciting such exchange.

Item 3.03. Material Modification to Rights of Security Holders.

On June 1, 2007, prior to the execution of the Agreement, the Company and Computershare Trust Company, N.A (the “Rights Agent”), entered into Amendment No. 2 (the “Second Amendment”) to the Preferred Stock Rights Agreement between the Company and the Rights Agent dated as of September 25, 2000 and amended on November 12, 2004 (the “Rights Agreement”). The Second Amendment provides that neither the execution of the Agreement nor the consummation of the purchase of the Series B Convertible Preferred Stock, the conversion thereof into common stock or other transactions contemplated by the Agreement will trigger the separation or exercise of the Rights or any adverse event under the Rights Agreement. In particular, neither Elevation nor any of its Affiliates or Associates (as such terms are defined in the Rights Agreement) shall be deemed to be an Acquiring Person (as such term is defined in the Rights Agreement), and neither a Distribution Date nor Share Acquisition Date (as such terms are defined in the Rights Agreement) shall be deemed to have occurred, by virtue of (i) the execution, delivery or performance of the Agreement, (ii) the announcement of the Agreement or any of the transactions contemplated in the Agreement, including the issuance of Series B Convertible Preferred Stock by the Company to Elevation and/or its related funds and the conversion of such preferred stock into Company common stock (collectively, the “Transactions”), or (iii) the consummation of the Transactions.

The foregoing description of the Second Amendment does not purport to be complete and is qualified by reference to the Second Amendment, a copy of which is filed as Exhibit 4.1 to the Company’s Amendment No. 2 to Form 8-A/A filed with the SEC on June 5, 2007 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2007, in connection with the Agreement, both Eric A. Benhamou and D. Scott Mercer indicated to the board of directors that they are willing to resign therefrom upon the closing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

2.1	Preferred Stock Purchase Agreement and Agreement and Plan of Merger dated June 1, 2007 by and among Palm, Inc., Passport Merger Corporation and Elevation Partners, L.P.

4.1	Amendment No. 2 to Preferred Stock Rights Agreement between Palm, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.3 to the Form 8-A/A filed by Palm, Inc. with the SEC on June 5, 2007)

99.1	Press release of Palm, Inc. dated June 4, 2007 (incorporated by reference to the Schedule 14A filed by Palm, Inc. with the SEC on June 4, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.

Date: June 5, 2007	/s/ Andrew J. Brown
Andrew J. Brown
Senior Vice President and Chief Financial Officer